Tidal Trust I 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 279 and No. 280 to the Registration Statement on Form N-1A of SMART Trend 25 ETF and SMART Earnings Growth 30 ETF, each a series of Tidal Trust I.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 18, 2025